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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 23, 2002

FINET.COM, INC. (Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
000-18108	94-3115180

(Commission File Number)	(IRS Employer Identification No.)
2527 CAMINO RAMON, SUITE 200, SAN RAMON, CALIFORNIA	94583

(Address of Principal Executive Offices)	(Zip Code)
(925) 242-6550 (Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        Effective as of April 23, 2002, the registrant entered into that certain Agreement of Purchase and Sale of Stock, by and among the registrant, R.E. Ventures, Inc. ("RE Ventures"), and the shareholders of RE Ventures (the "Purchase Agreement"), pursuant to which the registrant will issue 1,406,000 shares of its common stock as initial consideration for the purchase of all of the stock RE Ventures from the current RE Ventures shareholders. As a result of the transaction, RE Ventures will become a wholly-owned subsidiary of the registrant. In addition, the RE Ventures shareholders may be eligible to receive a performance bonus of additional shares of the registrant's common stock two years after the closing of the acquisition as an "earn out," depending on the financial performance of RE Ventures and the stock price of the Company at the end of such period. The issuance of the registrant's securities in connection with the acquisition of RE Ventures is subject to, among other things, approval by the stockholders of the registrant.

        This description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1, which is hereby incorporated herein by reference.

        A press release issued by the registrant announcing the execution of the Purchase Agreement is attached as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 7. Exhibits.

Exhibit 2.1	Agreement of Purchase and Sale of Stock dated effective as of April 23, 2002, by and among the registrant, R.E. Ventures, Inc., and the shareholders of R.E. Ventures, Inc.
Exhibit 99.1	Press Release dated April 25, 2002 entitled, "FiNet.com Signs Definitive Agreement to Acquire Assets Formerly Held by RealEstate.com, Inc."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2002	FINET.COM, INC.
	By:	/s/ L. Daniel Rawitch L. Daniel Rawitch Chief Executive Officer

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURES